UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2020

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Firstfield Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	NVAX	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 31, 2020, Novavax, Inc. (the “Company”) entered into an advanced purchase agreement (the “Australia Agreement”) with The Commonwealth of Australia as represented by the Department of Health (the “Customer”) under which the Customer agreed to purchase 51 million doses of NVX-CoV2373, the Company’s vaccine candidate for the SARS-CoV-2 virus (the “Vaccine”) solely for the purpose of vaccinating individuals in Australia (and, subject to certain conditions, for donation or resale to countries and organizations outside Australia), plus such additional orders as the Customer may make from time to time, up to a maximum aggregate additional 10 million doses.

The Company will use commercially reasonable efforts to obtain regulatory approval for the Vaccine from the Therapeutic Goods Administration in Australia, and the Customer will reasonably support the Company with obtaining such regulatory approval. If such regulatory approval is obtained, as soon as practicable thereafter, the Company intends to commence delivering monthly shipments of the Vaccine to the Customer until the aggregate amount of doses under the Australia Agreement has been provided. The Customer may cancel deliveries of the Vaccine following any actual or expected failure by the Company to meet the required levels of supply that has not been timely remedied pursuant to the terms of the Australia Agreement.

The Customer may donate or resell doses of the Vaccine to other countries and organizations, subject to certain limitations set forth in the Australia Agreement, including that the purpose of such donation or resale is to vaccinate individuals against SARS-CoV-2.

The Customer may terminate the Australia Agreement, among other reasons, (i) if a material breach by the Company is not timely cured following written notice of such breach or such breach is incapable of being cured, (ii) if the Company fails to timely achieve regulatory approval in Australia, or (iii) upon the occurrence of certain adverse regulatory actions. Unless extended pursuant to the terms of the Australia Agreement, the Australia Agreement will terminate upon the later of (a) the end of the pandemic period (as determined by the World Health Organization), (b) three years from the effective date of the Australia Agreement, or (c) the delivery of 51 million doses of the Vaccine.

The foregoing description of the material terms of the Australia Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAVAX, INC.

Date: January 7, 2021	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary